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EXHIBIT 23.1

                           Schvaneveldt and Company
                          Certified Public Accountant
                         275 E. South Temple, Suite 300
                           Salt Lake City, UT 84111
                                (801) 521-2392


Darrell T. Schvaneveldt, C.P.A.


                       Consent of Darrell T. Schvaneveldt
                               Independent Auditor

I consent to the use of our report dated April 19, 1999, on the financial statements of PayStar Communications Corporation, dated December 31, 1998, included in the Form SB-2 herein and to the reference made to me.

/s/ Darrell Schvaneveldt

Salt Lake City, Utah
February 23, 2000